Exhibit 32.3

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Ener1, Inc., a Florida corporation (the Company), on Form 10-Q for the quarter ended March 31, 2011, as filed with the Securities and Exchange Commission (the Report), Robert R. Kamischke, Chief Accounting Officer and Vice President of Finance of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert R. Kamischke
Robert R. Kamischke
Chief Accounting Officer and Vice President of Finance
(Duly Authorized Principal Accounting Officer and Duly Authorized Officer)

May 10, 2011

[A signed original of this written statement required by Section 906 has been provided to Ener1, Inc. and will be retained by Ener1, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]